Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of January 27, 2021.

FRAZIER LIFE SCIENCES X, L.P.
By FHMLS X, L.P., its general partner
By FHMLS X, L.L.C., its general partner

By:	*
James N. Topper, Managing Director

FHMLS X, L.P.
By FHMLS X, L.L.C., its general partner

By:	*
James N. Topper, Managing Director

FHMLS IX, L.L.C.

By:	*
James N. Topper, Managing Director

By:	*
James N. Topper

By:	*
Patrick Heron

*By:	/s/ James N. Topper
James N. Topper, as Attorney-in-Fact

This agreement was executed by James N. Topper on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which was filed with the SEC on December 17, 2020.